Exhibit 99.1

Media Contact: Tom Shiel

Office: 704.382.2355 | 24-Hour: 800.559.3853

Analysts: Bill Currens

Office: 704.382.1603

Nov. 5, 2014

Duke Energy reports third quarter earnings; on track to achieve 2014 guidance

•	Third quarter 2014 adjusted diluted earnings per share (EPS) were $1.40, compared to $1.46 for the third quarter 2013

•	Reported diluted EPS for the third quarter 2014 was $1.80, compared to $1.42 for the third quarter 2013

•	Reported results for third quarter 2014 include a pre-tax reversal of an impairment charge originally taken in the first quarter based on the estimated fair value of the Midwest generation business. The reversal of $477 million, or $0.43 per share, is the result of the fair value exceeding the previous estimate

•	Company is on track to achieve its revised 2014 adjusted earnings guidance range of $4.50 to $4.65 per share

CHARLOTTE, N.C. – Duke Energy today announced third quarter 2014 adjusted diluted EPS of $1.40, compared to $1.46 for third quarter 2013, and reported diluted EPS of $1.80, compared to $1.42 for the same period last year.

Quarterly adjusted EPS for the Regulated Utilities was relatively flat, while stronger results in Commercial Power were substantially offset by lower earnings at International Energy. On a consolidated basis, the company experienced a higher effective tax rate for the quarter compared to last year.

Reported results for the quarter were affected by a $477 million, or $0.43 per share, pre-tax reversal of a previously recognized impairment charge related to the sale of the company’s Midwest generation business. This impairment reversal was recorded in discontinued operations and has been excluded from the company’s adjusted diluted EPS results.

For the second summer in a row, the company experienced below normal weather. Cooling degree days were around 10 percent below normal in the Carolinas and almost 30 percent lower in the Midwest.

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Based on results through the third quarter, the company remains on track to achieve its revised 2014 adjusted earnings guidance range of $4.50 to $4.65 per share.

“Although the weather this summer was milder than usual, we remain on track to meet our financial objectives for 2014 and beyond,” said President and CEO Lynn Good.

“Our generation assets performed well during the third quarter, led by the nuclear fleet’s record 98 percent capacity factor,” Good added.

“We also achieved several milestones in our growth strategy as we prepare to serve the evolving needs of our customers into the future,” she said. “We’re investing in solar projects and new natural gas generation; planning a major grid modernization in Indiana; and proposing to invest in the Atlantic Coast Pipeline that will bring diverse natural gas supplies to eastern North Carolina.

“Additionally, we continue to move forward with the sale of our Midwest generation business to Dynegy.”

Business unit results

In addition to the summary business unit discussion below, a comprehensive table of quarterly and year-to-date adjusted earnings per share drivers compared to the prior year are provided on pages 11 and 12.

The discussion below of third-quarter results includes adjusted segment income, which is a non-GAAP financial measure. The tables on pages 25 through 28 present a reconciliation of reported results to adjusted results.

Regulated Utilities

Regulated Utilities recognized third quarter 2014 adjusted segment income of $920 million, which was essentially flat compared to $923 million in the third quarter 2013.

Favorable drivers included:

•	Higher revenues from increased pricing and riders (+$0.07 per share) primarily related to the implementation of revised customer rates

•	Although weather for the quarter was below normal, summer temperatures were still more favorable than last year (+$0.04 per share)

•	Favorable change in effective tax rate (+$0.04 per share)

These favorable drivers were offset by:

•	Higher depreciation and amortization expense (-$0.06 per share) primarily resulting from additional plant in-service and the prior-year impact of cost of removal amortization in Florida

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•	Higher interest expense (-$0.04 per share) primarily due to financing costs on projects now reflected in customer rates

•	Lower weather-normal retail customer volumes (-$0.03 per share) of -0.6 percent compared to an increase of 1.7 percent in the third quarter of 2013

•	Higher property and other non-income taxes (-$0.03 per share)

On a year-to-date basis, Regulated Utilities recognized adjusted segment income of $2,346 million, compared to $2,169 million in the comparable year-to-date period of 2013, an increase of $0.25 per share.

Increased year-to-date results at Regulated Utilities were primarily driven by:

•	Higher revenues from increased pricing and riders (+$0.27 per share) primarily related to the implementation of revised customer rates

•	Favorable weather (+$0.19 per share) across Duke Energy’s service territories

•	Favorable change in effective tax rate (+$0.08 per share) primarily due to a state tax settlement that resulted in a favorable adjustment to deferred taxes

•	Increased wholesale net margins (+$0.05 per share) primarily resulting from growth in contracted amounts and favorable weather

•	Higher weather-normal retail customer volumes (+$0.03 per share) of 0.7 percent compared to 2013 primarily driven by strong results in the first quarter (+2.6 percent)

These favorable drivers were partially offset by:

•	Higher depreciation and amortization expense (-$0.21 per share) due to additional plant in-service and the prior-year impact of cost-of-removal amortization primarily in Florida

•	Higher interest expense (-$0.10 per share) due to financing costs on projects now reflected in customer rates

•	Higher property and other non-income taxes (-$0.04 per share)

•	Lower Allowance for Funds Used During Construction (AFUDC) equity (-$0.03 per share) primarily due to the completion of certain major capital projects

International Energy

International Energy recognized third quarter 2014 adjusted segment income of $80 million, compared to $116 million in the third quarter 2013, a decrease of $0.05 per share.

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International Energy’s decreased quarterly adjusted earnings were primarily driven by unfavorable results in Latin America (-$0.05 per share) primarily due to lower volumes and higher purchased power costs resulting from poor hydrology in Brazil as well as an unplanned plant outage in Chile.

On a year-to-date basis, International Energy recognized adjusted segment income of $356 million, compared to $300 million in the comparable year-to-date period of 2013, an increase of $0.08 per share.

International Energy’s improved year-to-date adjusted earnings were driven by:

•	Stronger results in Latin America (+$0.08 per share) primarily due to a tax benefit resulting from the reorganization of the company’s operations in Chile

•	Higher results at National Methanol Company (+$0.01 per share) due to a prior-year extended planned maintenance outage

These favorable drivers were partially offset by unfavorable foreign currency exchange rates (-$0.02 per share)

Commercial Power

Commercial Power recognized third quarter 2014 adjusted segment income of $51 million, compared to $15 million in the third quarter 2013, an increase of $0.05 per share.

Commercial Power’s improved quarterly adjusted earnings were primarily driven by higher results from the Midwest coal and gas generation fleets (+$0.05 per share) primarily due to higher PJM capacity prices.

On a year-to-date basis, Commercial Power recognized adjusted segment income of $77 million, compared to $18 million in the comparable year-to-date period of 2013, an increase of $0.08 per share.

Commercial Power’s improved year-to-date adjusted earnings were primarily driven by:

•	Higher results from the Midwest coal and gas generation fleets (+$0.08 per share) primarily due to higher PJM capacity prices

•	Increased results from the renewables business (+$0.04 per share) due to higher production of the wind and solar portfolio

These results were partially offset by lower earnings from Duke Energy Retail (-$0.03 per share).

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Other

On an adjusted basis, Other primarily includes corporate interest expense not allocated to the business units, results from Duke Energy’s captive insurance company, other investments, and income tax levelization adjustments.

Other recognized a third quarter 2014 adjusted net expense of $58 million, compared to $21 million in the third quarter 2013, a decrease of $0.05 per share primarily driven by a prior-year state deferred tax adjustment.

On a year-to-date basis, Other recognized adjusted net expense of $171 million, compared to $114 million in the comparable year-to-date period of 2013, a decrease of $0.08 per share primarily driven by a prior-year state deferred tax adjustment.

On a consolidated basis, the company experienced a third-quarter 2014 adjusted effective tax rate of approximately 33.5 percent, compared to 32 percent in the prior year. On a year-to-date basis, the company experienced an adjusted effective tax rate of approximately 32 percent, compared to 33.5 percent in the prior year. Adjusted effective tax rate is a non-GAAP financial measure. The tables on pages 29 and 30 present a reconciliation of reported effective tax rate to adjusted effective tax rate.

Third quarter 2014 accounting matters

Coal ash

Duke Energy recognized a liability of approximately $3.4 billion in asset retirement obligations (ARO) on Sept. 30, 2014, primarily as a result of the Coal Ash Management Act of 2014, which requires closure of ash basins in North Carolina. The ARO is calculated using a probability weighted net present value model for a number of different closure scenarios. This estimate will be refined as ash basin closure plans and related strategies are finalized and approved.

The ARO relating to operating plants has been included in Property, Plant and Equipment and the ARO relating to retired plants has been included in Regulatory assets on the Condensed Consolidated Balance Sheets, as of Sept. 30, 2014.

Midwest generation sale

Following the announcement of the sale of the nonregulated Midwest generation business to Dynegy in the third quarter 2014, this business was reclassified as discontinued operations for accounting purposes. Despite this accounting designation, financial results from this business will remain in Duke Energy’s adjusted earnings, adjusted diluted EPS and adjusted segment income during 2014.

Earnings Conference Call for Analysts

An earnings conference call for analysts is scheduled for 10 a.m. ET today to discuss Duke Energy’s financial performance for the quarter and other business updates.

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The conference call will be hosted by Lynn Good, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.

The call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 888-471-3820 in the United States or 719-457-2619 outside the United States. The confirmation code is 8226680. Please call in 10 to 15 minutes prior to the scheduled start time.

A replay of the conference call will be available until 1 p.m. ET, Nov. 15, 2014, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 8226680. A replay and transcript also will be available by accessing the investors’ section of the company’s website.

Special Items and Non-GAAP Reconciliation

Special items affecting Duke Energy’s adjusted diluted EPS for third quarter 2014 and third quarter 2013 include:

(In millions, except per-share amounts)	After-Tax Amount	3Q2014 EPS Impact	3Q2013 EPS Impact
Third Quarter 2014
• Costs to achieve, Progress Energy merger	$(35)	$(0.05)
• Asset sales	$9	$0.01
• Discontinued operations (1)(2)	$307	$0.44
Third Quarter 2013
• Costs to achieve, Progress Energy merger	$(54)		$(0.08)
• Discontinued operations (1)(3)	$25		$0.04

Total diluted EPS impact		$0.40	$(0.04)

(1)	Reported discontinued operations includes the 2014 reversal of the Midwest generation impairment, the economic hedges (mark-to-market) of Midwest generation, and operating results of the Midwest generation business.

(2)	Represents reported discontinued operations of $0.55 per diluted share, net of the Midwest generation operation results classified as discontinued operations of $0.11 per diluted share, which are treated as a special item and reflected in adjusted diluted EPS.

(3)	Represents reported discontinued operations of $0.09 per diluted share, net of elimination entries of $0.01 per diluted share, and the Midwest generation operation results classified as discontinued operations of $0.04 per diluted share, which are treated as a special item and reflected in adjusted diluted EPS.

Reconciliation of reported to adjusted diluted EPS for the quarters:

	3Q2014 EPS	3Q2013 EPS
Diluted EPS, as reported	$1.80	$1.42
Adjustments to reported EPS:
• Diluted EPS impact of special items and discontinued operations (net of tax)	$(0.40)	$0.04

Diluted EPS, adjusted	$1.40	$1.46

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Non-GAAP financial measures

Management evaluates financial performance in part based on the non-GAAP financial measures, adjusted earnings and adjusted diluted earnings per share (EPS). These items are measured as income from continuing operations net of income (loss) attributable to noncontrolling interests, adjusted for dollar and per share impact of mark-to-market impacts of economic hedges in the Commercial Power segment and special items including the operating results of the nonregulated Midwest generation business (Disposal Group) classified as discontinued operations for GAAP purposes. Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. As result of the agreement in August of 2014 to sell the Disposal Group to Dynegy, the operating results of the Disposal Group were classified as discontinued operations in the current period and retrospectively, including a portion of the mark-to-market adjustments associated with derivative contracts. Management believes that including the operating results of the Disposal Group classified as discontinued operations better reflects its financial performance and therefore has included these results in adjusted earnings and adjusted diluted EPS. Derivative contracts are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately and, if associated with the Disposal Group, classified as discontinued operations, as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from adjusted earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. However, due to the divestiture of the Disposal Group as mentioned above, certain derivative positions have tenors beyond the planned disposal date of these assets. As such, management excluded any settlement of these derivative positions from adjusted diluted EPS as these realized gains and losses more closely relate to the disposal of these assets. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy’s performance across periods. Management uses these non-GAAP financial measures for planning and forecasting and for reporting results to the Board of Directors, employees, shareholders, analysts and investors concerning Duke Energy’s financial performance. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measures for adjusted earnings and adjusted diluted EPS are Net Income Attributable to Duke Energy Corporation and Diluted EPS Attributable to Duke Energy Corporation common shareholders, which include the dollar and per share impact of special items, mark-to-market impacts of economic hedges in the Commercial Power segment and discontinued operations.

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Management evaluates segment performance based on segment income. Segment income is defined as income from continuing operations net of income attributable to noncontrolling interests. Segment income, as discussed below, includes intercompany revenues and expenses that are eliminated in the Condensed Consolidated Financial Statements. Management also uses adjusted segment income as a measure of historical and anticipated future segment performance. Adjusted segment income is a non-GAAP financial measure, as it is based upon segment income adjusted for the mark-to-market impacts of economic hedges in the Commercial Power segment and special items, including the operating results of the Disposal Group classified as discontinued operations for GAAP purposes. Management believes the presentation of adjusted segment income as presented provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income is segment income, which represents segment income from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Power segment.

Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items or mark-to-market adjustments for future periods. The earnings guidance range assumptions for 2014 include a full-year of earnings contributions from the nonregulated Midwest generation business, which management has entered into an agreement to sell. Irrespective of discontinued operations accounting treatment, operating results from the nonregulated Midwest generation business will be included in Duke Energy’s adjusted earnings, adjusted diluted EPS, and adjusted segment income during 2014.

Due to the forward-looking nature of any forecasted adjusted segment income or adjusted Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is the largest electric power holding company in the United States with more than $115 billion in total assets. Its regulated utility operations serve approximately 7.2 million electric customers located in six states in the Southeast and Midwest. Its commercial power and international business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States.

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Headquartered in Charlotte, N.C., Duke Energy is a Fortune 250 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available at duke-energy.com.

Forward-Looking Information

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions.

These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “outlook,” “guidance,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements or climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices; the extent and timing of the costs and liabilities relating to the Dan River ash basin release and future regulatory changes related to the management of coal ash; the ability to recover eligible costs, including those associated with future significant weather events, and earn an adequate return on investment through the regulatory process; the costs of decommissioning Crystal River Unit 3 could prove to be more extensive than is currently identified and all costs may not be fully recoverable through the regulatory process; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in service territories or customer bases resulting from customer usage patterns, including energy efficiency effort and use of alternative energy sources including self-generation and distributed generation technologies; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts and tornadoes; the ability to successfully operate electric generating facilities and deliver electricity to customers; the impact on facilities and business from a terrorist attack, cyber security threats, data security breaches and other catastrophic events; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates and the ability to recover such costs through the

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regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets; the results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general economic conditions; declines in the market prices of equity and fixed income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans, and nuclear decommissioning trust funds; changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants; the ability to control operation and maintenance costs; the level of creditworthiness of counterparties to transactions; employee workforce factors, including the potential inability to attract and retain key personnel; the ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent); the performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the impact of potential goodwill impairments; the ability to reinvest retained earnings of foreign subsidiaries or repatriate such earnings on a tax-free basis; and the ability to successfully complete future merger, acquisition or divestiture plans.

Additional risks and uncertainties are identified and discussed in Duke Energy’s and its subsidiaries’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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DUKE ENERGY CORPORATION

EARNINGS VARIANCES

September 2014 QTD vs. Prior Year

($ per share)	Regulated Utilities	International Energy	Commercial Power	Other	Consolidated
2013 QTD Reported Earnings Per Share, Diluted	$1.31	$0.16	$(0.04)	$(0.09)	$1.42

Costs to Achieve, Progress Merger	—	—	—	0.08	0.08
Midwest Generation Operations (offset in Discontinued Operations)	—	—	0.06	(0.02)	0.04
Discontinued Operations					(0.08)

2013 QTD Adjusted Earnings Per Share, Diluted	$1.31	$0.16	$0.02	$(0.03)	$1.46

Weather	0.04	—	—	—	0.04

Pricing and Riders (a)	0.07	—	—	—	0.07

Volume	(0.03)	—	—	—	(0.03)

Latin America, including Foreign Exchange Rates (b)	—	(0.05)	—	—	(0.05)

National Methanol Company	—	(0.01)	—	—	(0.01)

Midwest Generation (c)	—	—	0.05	—	0.05

Duke Energy Retail	—	—	(0.01)	—	(0.01)

Duke Energy Renewables	—	—	0.01	—	0.01

Interest Expense (d)	(0.04)	—	—	0.01	(0.03)

Change in effective income tax rate	0.04	—	—	(0.07)	(0.03)

Other (e)	(0.09)	0.01	—	0.01	(0.07)

2014 QTD Adjusted Earnings Per Share, Diluted	$1.30	$0.11	$0.07	$(0.08)	$1.40

Costs to Achieve, Progress Merger	—	—	—	(0.05)	(0.05)
Asset Sales	—	—	—	0.01	0.01
Midwest Generation Operations (offset in Discontinued Operations)	—	—	(0.10)	(0.01)	(0.11)
Discontinued Operations					0.55

2014 QTD Reported Earnings Per Share, Diluted	$1.30	$0.11	$(0.03)	$(0.13)	$1.80

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

(a)	Primarily due to the September 2013 implementation of revised base rates for Duke Energy Carolinas (+$0.06).
(b)	Primarily driven by unfavorable results in Brazil (-$0.04) due to lower volumes and higher purchased power costs and unfavorable results in Chile (-$0.02) due to an unplanned outage, partially offset by favorable results in Central America (+$0.01) due to higher sales prices and volumes.
(c)	Primarily due to higher PJM capacity revenues (+$0.05) and lower depreciation and amortization due to ceasing depreciation on assets held for sale in the second quarter of 2014 (+$0.04), partially offset by the impairment of ongoing capital maintenance investments that are not expected to change the estimated fair value of the generation business (-$0.01) and lower coal generation margins (-$0.01).
(d)	Amount for Regulated Utilities is primarily due to the discontinuation of booking a post in-service debt return on projects that are now reflected in customer rates.
(e)	Amount for Regulated Utilities includes an increase in depreciation and amortization expense (-$0.06) due to higher depreciable base and lower adjustments to the cost of removal reserve, and higher non-income taxes (-$0.03), partially offset by higher wholesale net margins, including new contracts (+$0.01).

DUKE ENERGY CORPORATION

EARNINGS VARIANCES

September 2014 YTD vs. Prior Year

($ per share)	Regulated Utilities	International Energy	Commercial Power	Other	Consolidated
2013 YTD Reported Earnings Per Share, Diluted	$2.73	$0.42	$(0.07)	$(0.39)	$2.79

Crystal River Unit 3 Impairment	0.26	—	—	—	0.26
Nuclear Development Charges	0.08	—	—	—	0.08
Costs to Achieve, Progress Merger	—	—	—	0.20	0.20
Litigation Reserve	—	—	—	0.04	0.04
Midwest Generation Operations (offset in Discontinued Operations)	—	—	0.10	(0.01)	0.09
Discontinued Operations					(0.10)

2013 YTD Adjusted Earnings Per Share, Diluted	$3.07	$0.42	$0.03	$(0.16)	$3.36

Weather	0.19	—	—	—	0.19

Pricing and Riders (a)	0.27	—	—	—	0.27

Volumes	0.03	—	—	—	0.03

Latin America, including Foreign Exchange Rates (b)	—	0.06	—	—	0.06

National Methanol Company	—	0.01	—	—	0.01

Midwest Generation (c)	—	—	0.08	—	0.08

Duke Energy Retail	—	—	(0.03)	—	(0.03)

Duke Energy Renewables (d)	—	—	0.04	—	0.04

Interest Expense (e)	(0.10)	—	(0.01)	0.01	(0.10)

Change in effective income tax rate	0.08	—	(0.01)	(0.06)	0.01

Other (f)(g)	(0.22)	0.01	0.01	(0.03)	(0.23)

2014 YTD Adjusted Earnings Per Share, Diluted	$3.32	$0.50	$0.11	$(0.24)	$3.69

Asset Sales	—	—	—	0.01	0.01
Costs to Achieve, Progress Merger	—	—	—	(0.15)	(0.15)
Midwest Generation Operations (offset in Discontinued Operations)	—	—	(0.12)	—	(0.12)
Asset Impairment	—	—	(0.08)	—	(0.08)
Economic Hedges (Mark-to-Market)	—	—	(0.01)	—	(0.01)
Discontinued Operations					(0.82)

2014 YTD Reported Earnings Per Share, Diluted	$3.32	$0.50	$(0.10)	$(0.38)	$2.52

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

(a)	Primarily due to the September 2013 implementation of revised base rates for Duke Energy Carolinas (+$0.18), the June 2013 implementation of revised base rates for Duke Energy Progress (+$0.07), the January 1, 2014 implementation of revised base rates for Duke Energy Florida (+$0.03), and the May 2013 implementation of revised electric distribution rates for Duke Energy Ohio (+$0.02).
(b)	Primarily driven by a tax benefit related to the reorganization of the company’s operations in Chile (+$0.07), partially offset by unfavorable foreign exchange rates (-$0.02).
(c)	Primarily due to lower depreciation and amortization due to ceasing depreciation on assets held for sale in the second quarter of 2014 (+$0.08), higher PJM capacity revenues (+$0.07), and higher gas generation margins (+$0.03), partially offset by lower coal generation margins (-$0.05) and the impairment of ongoing capital maintenance investments that are not expected to change the estimated fair value of the generation business (-$0.03).
(d)	Primarily due to higher production of the wind and solar portfolio and lower operating costs.
(e)	Amount for Regulated Utilities is primarily due to the discontinuation of booking a post in-service debt return on projects that are now reflected in customer rates.
(f)	Amount for Regulated Utilities includes an increase in depreciation and amortization expense (-$0.21) due to higher depreciable base and the 2013 reduction in the cost of removal component of amortization expense for Duke Energy Florida, higher non-income taxes (-$0.04), and lower AFUDC-equity (-$0.03), partially offset by higher wholesale net margins, including new contracts (+$0.05).
(g)	Amount for Other includes unfavorable captive insurance loss experience (-$0.04).

September 2014

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per-share amounts and where noted)	2014	2013	2014	2013
COMMON STOCK DATA
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$1.25	$1.33	$3.33	$2.67
Diluted	$1.25	$1.33	$3.33	$2.67
Income (Loss) from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$0.55	$0.09	$(0.81)	$0.12
Diluted	$0.55	$0.09	$(0.81)	$0.12
Net income attributable to Duke Energy Corporation common shareholders
Basic	$1.80	$1.42	$2.52	$2.79
Diluted	$1.80	$1.42	$2.52	$2.79
Weighted-Average Shares Outstanding
Basic	707	706	707	706
Diluted	707	706	707	706

SEGMENT INCOME (LOSS) BY BUSINESS SEGMENT
Regulated Utilities(a)(b)	$920	$923	$2,346	$1,932
International Energy	80	116	356	300
Commercial Power(c)	(17)	(28)	(70)	(54)

Total Reportable Segment Income	983	1,011	2,632	2,178
Other Net Expense(d)(e)	(92)	(64)	(269)	(278)
Intercompany Eliminations	(3)	(5)	(7)	(10)
Income (Loss) from Discontinued Operations, net of tax(f)(g)	386	62	(570)	87

Net Income Attributable to Duke Energy Corporation	$1,274	$1,004	$1,786	$1,977

CAPITALIZATION
Total Common Equity			50%	50%
Total Debt			50%	50%

Total Debt			$41,645	$41,636
Book Value Per Share			$58.61	$58.41
Actual Shares Outstanding			707	706

CAPITAL AND INVESTMENT EXPENDITURES
Regulated Utilities	$1,182	$1,030	$3,357	$3,573
International Energy	15	18	40	44
Commercial Power	156	43	324	110
Other	29	52	115	180

Total Capital and Investment Expenditures	$1,382	$1,143	$3,836	$3,907

(a)	Includes an impairment charge of $180 million for the nine months ended September 30, 2013 related to the Crystal River Unit 3 Nuclear Station (net of tax of $115 million).
(b)	Includes impairment charges of $57 million for the nine months ended September 30, 2013 related to nuclear development costs (net of tax of $30 million).
(c)	Includes an impairment charge of $59 million for the nine months ended September 30, 2014, related to OVEC, its carrying value was reduced to zero (net of tax of $35 million).
(d)	Includes costs to achieve Progress merger of $35 million for the three months ended September 30, 2014 (net of tax of $21 million), and $107 million for the nine months ended September 30, 2014 (net of tax of $65 million).
(e)	Includes costs to achieve Progress merger of $54 million for the three months ended September 30, 2013 (net of tax of $34 million), and $139 million for the nine months ended September 30, 2013 (net of tax of $86 million).
(f)	Includes an adjustment to impairment charge related to the planned sale of the Midwest Generation assets of $300 million for the three months ended September 30, 2014 (net of tax of $177 million) and an impairment charge related to the planned sale of the Midwest Generation assets of $508 million for the nine months ended September 30, 2013 (net of tax of $302 million).
(g)	Includes mark-to-market gains on economic hedges of $27 million for the three months ended September 30, 2014 (net of tax of $16 million), and mark-to-market losses on economic hedges of $125 million for the nine months ended September 30, 2014 (net of tax of $70 million).

September 2014

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions, except where noted)	2014	2013	2014	2013
REGULATED UTILITIES
Operating Revenues	$5,986	$5,786	$17,074	$15,766
Operating Expenses(a)(b)	4,361	4,131	12,807	12,136
Gains on Sales of Other Assets, net	1	—	2	6

Operating Income	1,626	1,655	4,269	3,636
Other Income and Expenses	75	57	206	166
Interest Expense	271	235	816	713

Income Before Income Taxes	1,430	1,477	3,659	3,089
Income Tax Expense(c)(d)	510	554	1,313	1,157

Segment Income	$920	$923	$2,346	$1,932

Depreciation and Amortization	$710	$586	$2,075	$1,678

Duke Energy Carolinas GWh sales	22,821	22,935	67,350	65,383
Duke Energy Progress GWh sales	16,540	17,005	47,394	45,761
Duke Energy Florida GWh sales	11,550	11,263	30,051	29,132
Duke Energy Ohio GWh sales	6,465	6,589	18,768	18,567
Duke Energy Indiana GWh sales	8,224	8,747	25,553	25,189

Total GWh sales	65,600	66,539	189,116	184,032

Net Proportional MW Capacity in Operation			49,471	49,425

INTERNATIONAL ENERGY
Operating Revenues	$366	$370	$1,111	$1,168
Operating Expenses	275	232	760	765
Gains on Sales of Other Assets, net	2	—	7	—

Operating Income	93	138	358	403
Other Income and Expenses	43	48	152	95
Interest Expense	25	22	71	60

Income Before Income Taxes	111	164	439	438
Income Tax Expense	29	44	74	128
Less: Income Attributable to Noncontrolling Interests	2	4	9	10

Segment Income	$80	$116	$356	$300

Depreciation and Amortization	$23	$25	$74	$75

Sales, GWh	4,292	5,062	13,814	14,744
Proportional MW Capacity in Operation			4,358	4,600

COMMERCIAL POWER
Operating Revenues	$50	$58	$195	$189
Operating Expenses(e)	87	104	355	308
Gains on Sales of Other Assets, net	—	—	—	1

Operating Loss	(37)	(46)	(160)	(118)
Other Income and Expenses	5	(2)	15	9
Interest Expense	14	15	41	45

Loss Before Income Taxes	(46)	(63)	(186)	(154)
Income Tax Benefit(f)	(29)	(35)	(116)	(100)

Segment Loss	$(17)	$(28)	$(70)	$(54)

Depreciation and Amortization	$24	$28	$70	$83

Actual Coal-fired Plant Production, GWh	192	516	867	1,266
Actual Renewable Plant Production, GWh	1,054	941	4,112	3,761

Actual Plant Production, GWh	1,246	1,457	4,979	5,027

Net Proportional MW Capacity in Operation			1,698	2,060

OTHER
Operating Revenues	$25	$47	$79	$113
Operating Expenses(g)(h)	84	128	269	360
Gains (Losses) on Sales of Other Assets, net	1	(1)	2	(4)

Operating Loss	(58)	(82)	(188)	(251)
Other Income and Expenses	18	(14)	33	4
Interest Expense	101	108	302	305

Loss Before Income Taxes	(141)	(204)	(457)	(552)
Income Tax Benefit(i)(j)	(50)	(140)	(190)	(276)
Less: Income Attributable to Noncontrolling Interests	1	—	2	2

Segment Net Expense	$(92)	$(64)	$(269)	$(278)

Depreciation and Amortization	$31	$33	$86	$104

(a)	Includes a pre-tax impairment charge of $295 million for the nine months ended September 30, 2013, related to the Crystal River Unit 3 Nuclear Station.
(b)	Includes pre-tax impairment charges of $87 million for the nine months ended September 30, 2013, related to nuclear development costs.
(c)	Includes a tax benefit of $115 million for the nine months ended September 30, 2013, on the impairment related to the Crystal River Unit 3 Nuclear Station.
(d)	Includes a tax benefit of $30 million for the nine months ended September 30, 2013, on the impairment related to nuclear development costs.
(e)	Includes a pre-tax impairment charge of $94 for the nine months ended September 30, 2014, related to OVEC, its carrying value was reduced to zero.
(f)	Includes a tax benefit of $35 million for the nine months ended September 30, 2014, on the impairment related to OVEC, its carrying value was reduced to zero.
(g)	Includes costs to achieve Progress merger of $51 million recorded in Operating Expense for the three months ended Septmber 30, 2014, and $165 million recorded in Operating Expense for the nine months ended September 30, 2014.
(h)	Includes costs to achieve Progress merger of $113 million recorded in Operating Expense for the three months ended September 30, 2013, and $275 million recorded in Operating Expense for the nine months ended September 30, 2013.
(i)	Includes tax benefit related to costs to achieve Progress merger of $21 million for the three months ended September 30, 2014, and $65 million for the nine months ended September 30, 2014.
(j)	Includes tax benefit related to costs to achieve Progress merger of $34 million for the three months ended September 30, 2013, and $86 million for the nine months ended September 30, 2013.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Operating Revenues
Regulated electric	$5,861	$5,685	$16,549	$15,355
Nonregulated electric, natural gas, and other	449	449	1,403	1,415
Regulated natural gas	85	83	414	362

Total operating revenues	6,395	6,217	18,366	17,132

Operating Expenses
Fuel used in electric generation and purchased power - regulated	2,132	2,013	5,940	5,394
Fuel used in electric generation and purchased power - nonregulated	148	130	410	435
Cost of natural gas and other	27	18	181	132
Operation, maintenance and other	1,409	1,402	4,254	4,211
Depreciation and amortization	788	672	2,305	1,940
Property and other taxes	275	319	936	972
Impairment charges	1	2	81	388

Total operating expenses	4,780	4,556	14,107	13,472

Gains (Losses) on Sales of Other Assets and Other, net	4	(1)	11	3

Operating Income	1,619	1,660	4,270	3,663

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	28	32	97	91
Other income and expenses, net	109	55	293	182

Total other income and expenses	137	87	390	273

Interest Expense	405	378	1,212	1,125

Income From Continuing Operations Before Income Taxes	1,351	1,369	3,448	2,811
Income Tax Expense from Continuing Operations	460	423	1,081	909

Income From Continuing Operations	891	946	2,367	1,902

Income (Loss) From Discontinued Operations, net of tax	378	62	(578)	82

Net Income	1,269	1,008	1,789	1,984
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(5)	4	3	7

Net Income Attributable to Duke Energy Corporation	$1,274	$1,004	$1,786	$1,977

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$1.25	$1.33	$3.33	$2.67
Diluted	$1.25	$1.33	$3.33	$2.67
Income (Loss) from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$0.55	$0.09	$(0.81)	$0.12
Diluted	$0.55	$0.09	$(0.81)	$0.12
Net Income attributable to Duke Energy Corporation common shareholders
Basic	$1.80	$1.42	$2.52	$2.79
Diluted	$1.80	$1.42	$2.52	$2.79
Weighted-average shares outstanding
Basic	707	706	707	706
Diluted	707	706	707	706

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	September 30,	December 31,
	2014	2013
ASSETS
Current Assets
Cash and cash equivalents	$1,931	$1,501
Short-term investments	—	44
Receivables (net of allowance for doubtful accounts of $16 at September 30, 2014 and $30 at December 31, 2013)	854	1,286
Restricted receivables of variable interest entities (net of allowance for doubtful accounts of $52 at September 30, 2014 and $43 at December 31, 2013)	2,069	1,719
Inventory	3,200	3,250
Assets held for sale	335	—
Regulatory assets	1,232	895
Other	1,954	1,821

Total current assets	11,575	10,516

Investments and Other Assets
Investments in equity method unconsolidated affiliates	350	390
Nuclear decommissioning trust funds	5,374	5,132
Goodwill	16,331	16,340
Assets held for sale	2,718	107
Other	3,287	3,432

Total investments and other assets	28,060	25,401

Property, Plant and Equipment
Cost	104,140	103,115
Accumulated depreciation and amortization	(34,545)	(33,625)

Net property, plant and equipment	69,595	69,490

Regulatory Assets and Deferred Debits
Regulatory assets	10,252	9,191
Other	174	181

Total regulatory assets and deferred debits	10,426	9,372

Total Assets	$119,656	$114,779

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$1,801	$2,391
Notes payable and commercial paper	1,787	839
Taxes accrued	704	551
Interest accrued	476	440
Current maturities of long-term debt	1,156	2,104
Liabilities associated with assets held for sale	284	7
Regulatory liabilities	175	316
Other	1,868	1,996

Total current liabilities	8,251	8,644

Long-term Debt	38,702	38,152

Deferred Credits and Other Liabilities
Deferred income taxes	12,989	12,097
Investment tax credits	431	442
Accrued pension and other post-retirement benefit costs	1,231	1,322
Liabilities associated with assets held for sale	57	66
Asset retirement obligations	8,499	4,950
Regulatory liabilities	6,220	5,949
Other	1,823	1,749

Total deferred credits and other liabilities	31,250	26,575

Commitments and Contingencies
Equity
Common stock, $0.001 par value, 2 billion shares authorized; 707 million and 706 million shares outstanding at September 30, 2014 and December 31, 2013, respectively	1	1
Additional paid-in capital	39,388	39,365
Retained earnings	2,479	2,363
Accumulated other comprehensive loss	(456)	(399)

Total Duke Energy Corporation stockholders’ equity	41,412	41,330
Noncontrolling interests	41	78

Total equity	41,453	41,408

Total Liabilities and Equity	$119,656	$114,779

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Nine Months Ended September 30,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,789	$1,984
Adjustments to reconcile net income to net cash provided by operating activities:	3,378	3,006

Net cash provided by operating activities	5,167	4,990

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(3,734)	(3,566)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(1,003)	(682)

Net increase in cash and cash equivalents	430	742
Cash and cash equivalents at beginning of period	1,501	1,424

Cash and cash equivalents at end of period	$1,931	$2,166

Regulated Utilities

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

September 2014

	Three Months Ended				Nine Months Ended
	September 30				September 30
				% Inc. (Dec.)				% Inc. (Dec.)
			%	Weather			%	Weather
	2014	2013	Inc. (Dec.)	Normal (2)	2014	2013	Inc. (Dec.)	Normal (2)

GWH Sales (1)
Residential	22,960	22,406	2.5%	(1.2%)	65,064	61,997	4.9%	0.6%
General Service	21,494	21,187	1.4%	(0.4%)	58,366	57,163	2.1%	1.1%
Industrial	13,837	13,719	0.9%	0.3%	38,973	38,466	1.3%	0.5%
Other Energy Sales	152	150	1.3%		455	451	0.9%
Unbilled Sales	(1,500)	(650)	(130.8%)	N/A	(920)	(308)	(198.7%)	N/A

Total Retail Sales	56,943	56,812	0.2%	(0.6%)	161,938	157,769	2.6%	0.7%

Special Sales	8,657	9,727	(11.0%)		27,178	26,263	3.5%

Total Consolidated Electric Sales - Regulated Utilities	65,600	66,539	(1.4%)		189,116	184,032	2.8%

Average Number of Customers (Electric)
Residential	6,281,374	6,212,393	1.1%		6,271,001	6,206,254	1.0%
General Service	944,484	938,214	0.7%		941,839	935,372	0.7%
Industrial	18,260	18,533	(1.5%)		18,315	18,619	(1.6%)
Other Energy Sales	22,810	22,142	3.0%		22,579	22,148	1.9%

Total Regular Sales	7,266,928	7,191,282	1.1%		7,253,734	7,182,393	1.0%

Special Sales	62	61	1.6%		62	62	0.0%

Total Average Number of Customers - Regulated Utilities	7,266,990	7,191,343	1.1%		7,253,796	7,182,455	1.0%

Heating and Cooling Degree Days (3)
Carolinas - Actual
Heating Degree Days	10	7	42.9%		2,135	2,014	6.0%
Cooling Degree Days	942	889	6.1%		1,535	1,355	13.3%

Variance from Normal
Heating Degree Days	25.0%	0.0%	n/a		15.4%	6.7%	n/a
Cooling Degree Days	(11.2%)	(16.7%)	n/a		(4.7%)	(16.2%)	n/a

Midwest - Actual
Heating Degree Days	73	37	97.3%		3,829	3,333	14.9%
Cooling Degree Days	568	714	(20.4%)		918	1,052	(12.7%)

Variance from Normal
Heating Degree Days	46.0%	(15.9%)	n/a		22.7%	5.0%	n/a
Cooling Degree Days	(29.4%)	(11.3%)	n/a		(20.9%)	(8.4%)	n/a

Florida - Actual
Heating Degree Days	—	—	0.0%		418	338	23.7%
Cooling Degree Days	1,497	1,447	3.5%		2,702	2,667	1.3%

Variance from Normal
Heating Degree Days	0.0%	0.0%	n/a		0.5%	(21.7%)	n/a
Cooling Degree Days	(0.7%)	(3.8%)	n/a		(1.3%)	(2.3%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

Duke Energy Carolinas

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

September 2014

	Three Months Ended September 30				Nine Months Ended September 30
				% Inc. (Dec.)				% Inc. (Dec.)
			%	Weather			%	Weather
	2014	2013	Inc. (Dec.)	Normal (2)	2014	2013	Inc. (Dec.)	Normal (2)

GWH Sales (1)
Residential	7,501	7,351	2.0%		21,937	20,874	5.1%
General Service	7,951	7,812	1.8%		21,685	21,115	2.7%
Industrial	5,849	5,726	2.1%		16,230	15,866	2.3%
Other Energy Sales	77	73	5.5%		226	219	3.2%
Unbilled Sales	(677)	(538)	(25.8%)		(492)	(512)	3.9%

Total Regular Electric Sales	20,701	20,424	1.4%	(0.4%)	59,586	57,562	3.5%	0.8%

Special Sales	2,120	2,511	(15.6%)		7,764	7,821	(0.7%)

Total Consolidated Electric Sales - Duke Energy Carolinas	22,821	22,935	(0.5%)		67,350	65,383	3.0%

Average Number of Customers
Residential	2,091,669	2,070,230	1.0%		2,085,703	2,065,651	1.0%
General Service	342,340	339,859	0.7%		341,246	338,717	0.7%
Industrial	6,515	6,573	(0.9%)		6,524	6,618	(1.4%)
Other Energy Sales	14,862	14,369	3.4%		14,617	14,377	1.7%

Total Regular Sales	2,455,386	2,431,031	1.0%		2,448,090	2,425,363	0.9%

Special Sales	26	23	13.0%		25	24	4.2%

Total Average Number of Customers - Duke Energy Carolinas	2,455,412	2,431,054	1.0%		2,448,115	2,425,387	0.9%

Heating and Cooling Degree Days (3)
Actual
Heating Degree Days	12	9	33.3%		2,235	2,115	5.7%
Cooling Degree Days	884	831	6.5%		1,441	1,268	13.6%

Variance from Normal
Heating Degree Days	20.0%	(10.0%)	n/a		16.0%	7.5%	n/a
Cooling Degree Days	(13.3%)	(19.2%)	n/a		(6.7%)	(18.2%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

Duke Energy Progress

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

September 2014

	Three Months Ended				Nine Months Ended
	September 30				September 30
				% Inc. (Dec.)				% Inc. (Dec.)
			%	Weather			%	Weather
	2014	2013	Inc. (Dec.)	Normal (2)	2014	2013	Inc. (Dec.)	Normal (2)

GWH Sales (1)
Residential	4,736	4,604	2.9%		14,275	13,375	6.7%
General Service	4,357	4,281	1.8%		11,767	11,438	2.9%
Industrial	2,819	2,978	(5.3%)		7,816	8,086	(3.3%)
Other Energy Sales	29	30	(3.3%)		88	90	(2.2%)
Unbilled Sales	(291)	(92)	(216.3%)		(318)	(105)	(202.9%)

Total Regular Electric Sales	11,650	11,801	(1.3%)	(3.7%)	33,628	32,884	2.3%	(1.1%)

Special Sales	4,890	5,204	(6.0%)		13,766	12,877	6.9%

Total Consolidated Electric Sales - Duke Energy Progress	16,540	17,005	(2.7%)		47,394	45,761	3.6%

Average Number of Customers
Residential	1,258,769	1,243,523	1.2%		1,254,632	1,240,502	1.1%
General Service	223,986	222,265	0.8%		222,980	221,355	0.7%
Industrial	4,266	4,341	(1.7%)		4,278	4,370	(2.1%)
Other Energy Sales	1,705	1,800	(5.3%)		1,729	1,808	(4.4%)

Total Regular Sales	1,488,726	1,471,929	1.1%		1,483,619	1,468,035	1.1%

Special Sales	15	15	0.0%		15	15	0.0%

Total Average Number of Customers - Duke Energy Progress	1,488,741	1,471,944	1.1%		1,483,634	1,468,050	1.1%

Heating and Cooling Degree Days (3)
Actual
Heating Degree Days	7	4	75.0%		2,034	1,913	6.3%
Cooling Degree Days	1,000	946	5.7%		1,629	1,442	13.0%

Variance from Normal
Heating Degree Days	16.7%	0.0%	n/a		14.7%	5.9%	n/a
Cooling Degree Days	(9.3%)	(14.5%)	n/a		(2.9%)	(14.4%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

Duke Energy Florida

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

September 2014

	Three Months Ended				Nine Months Ended
	September 30				September 30
				% Inc. (Dec.)				% Inc. (Dec.)
			%	Weather			%	Weather
	2014	2013	Inc. (Dec.)	Normal (2)	2014	2013	Inc. (Dec.)	Normal (2)

GWH Sales (1)
Residential	6,207	5,713	8.6%		14,654	13,948	5.1%
General Service	4,320	4,192	3.1%		11,270	11,110	1.4%
Industrial	840	827	1.6%		2,444	2,409	1.5%
Other Energy Sales	6	6	0.0%		18	18	0.0%
Unbilled Sales	(270)	70	(485.7%)		461	483	(4.6%)

Total Regular Sales	11,103	10,808	2.7%	0.0%	28,847	27,968	3.1%	1.1%

Special Sales	447	455	(1.8%)		1,204	1,164	3.4%

Total Electric Sales - Duke Energy Florida	11,550	11,263	2.5%		30,051	29,132	3.2%

Average Number of Customers
Residential	1,502,074	1,477,918	1.6%		1,497,535	1,476,026	1.5%
General Service	191,274	189,580	0.9%		190,897	188,921	1.0%
Industrial	2,259	2,331	(3.1%)		2,280	2,350	(3.0%)
Other Energy Sales	1,547	1,561	(0.9%)		1,553	1,565	(0.8%)

Total Regular Sales	1,697,154	1,671,390	1.5%		1,692,265	1,668,862	1.4%

Special Sales	14	16	(12.5%)		15	15	0.0%

Total Average Number of Customers - Duke Energy Florida	1,697,168	1,671,406	1.5%		1,692,280	1,668,877	1.4%

Heating and Cooling Degree Days (3)
Actual
Heating Degree Days	—	—	0.0%		418	338	23.7%
Cooling Degree Days	1,497	1,447	3.5%		2,702	2,667	1.3%

Variance from Normal
Heating Degree Days	0.0%	0.0%	n/a		0.5%	(21.7%)	n/a
Cooling Degree Days	(0.7%)	(3.8%)	n/a		(1.3%)	(2.3%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

Duke Energy Ohio

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

September 2014

	Three Months Ended				Nine Months Ended
	September 30				September 30
				% Inc. (Dec.)				% Inc. (Dec.)
			%	Weather			%	Weather
	2014	2013	Inc. (Dec.)	Normal (2)	2014	2013	Inc. (Dec.)	Normal (2)

GWH Sales (1)
Residential	2,332	2,426	(3.9%)		6,924	6,761	2.4%
General Service	2,602	2,601	0.0%		7,273	7,166	1.5%
Industrial	1,571	1,497	4.9%		4,501	4,316	4.3%
Other Energy Sales	28	28	0.0%		84	84	0.0%
Unbilled Sales	(160)	(66)	(142.4%)		(242)	(82)	(195.1%)

Total Regular Electric Sales	6,373	6,486	(1.7%)	2.9%	18,540	18,245	1.6%	2.5%

Special Sales	92	103	(10.7%)		228	322	(29.2%)

Total Electric Sales - Duke Energy Ohio	6,465	6,589	(1.9%)		18,768	18,567	1.1%

Average Number of Customers
Residential	739,300	735,261	0.5%		741,316	736,743	0.6%
General Service	86,456	86,141	0.4%		86,402	86,143	0.3%
Industrial	2,526	2,540	(0.6%)		2,522	2,552	(1.2%)
Other Energy	3,184	2,932	8.6%		3,175	2,931	8.3%

Total Regular Sales	831,466	826,874	0.6%		833,415	828,369	0.6%

Special Sales	1	1	0.0%		1	1	0.0%

Total Average Number of Electric Customers - Duke Energy Ohio	831,467	826,875	0.6%		833,416	828,370	0.6%

Heating and Cooling Degree Days (3)
Actual
Heating Degree Days	58	35	65.7%		3,528	3,161	11.6%
Cooling Degree Days	629	699	(10.0%)		1,011	1,045	(3.3%)

Variance from Normal
Heating Degree Days	26.1%	(14.6%)	n/a		16.9%	3.1%	n/a
Cooling Degree Days	(22.3%)	(13.9%)	n/a		(12.8%)	(9.1%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

Duke Energy Ohio

Quarterly Highlights

Supplemental Regulated Utilities Gas Information

September 2014

	Three Months Ended				Nine Months Ended
	September 30				September 30
				% Inc. (Dec.)				% Inc. (Dec.)
			%	Weather			%	Weather
	2014	2013	Inc. (Dec.)	Normal (2)	2014	2013	Inc. (Dec.)	Normal (2)

MCF Sales (1)
Residential	1,819,907	1,860,539	(2.2%)		31,354,403	28,481,036	10.1%
General Service	1,711,398	1,656,619	3.3%		19,335,821	17,456,201	10.8%
Industrial	1,104,399	944,865	16.9%		5,425,634	4,633,841	17.1%
Other Energy Sales	4,197,435	4,710,321	(10.9%)		15,616,728	15,598,636	0.1%
Unbilled Sales	(125,000)	187,000	(166.8%)		(5,027,000)	(4,728,000)	(6.3%)

Total Gas Sales - Duke Energy Ohio	8,708,139	9,359,344	(7.0%)	(5.8%)	66,705,586	61,441,714	8.6%	1.0%

Average Number of Customers
Residential	468,840	466,283	0.5%		472,600	469,384	0.7%
General Service	41,505	41,604	(0.2%)		43,379	43,301	0.2%
Industrial	1,558	1,586	(1.8%)		1,627	1,633	(0.4%)
Other Energy	149	163	(8.6%)		154	165	(6.7%)

Total Average Number of Gas Customers - Duke Energy Ohio	512,052	509,636	0.5%		517,760	514,483	0.6%

Heating and Cooling Degree Days (3)
Actual
Heating Degree Days	58	35	65.7%		3,528	3,161	11.6%
Cooling Degree Days	629	699	(10.0%)		1,011	1,045	(3.3%)

Variance from Normal
Heating Degree Days	26.1%	(14.6%)	n/a		16.9%	3.1%	n/a
Cooling Degree Days	(22.3%)	(13.9%)	n/a		(12.8%)	(9.1%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

Duke Energy Indiana

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

September 2014

	Three Months Ended				Nine Months Ended
	September 30				September 30
				% Inc. (Dec.)				% Inc. (Dec.)
			%	Weather			%	Weather
	2014	2013	Inc. (Dec.)	Normal (2)	2014	2013	Inc. (Dec.)	Normal (2)

GWH Sales (1)
Residential	2,184	2,312	(5.5%)		7,274	7,039	3.3%
General Service	2,264	2,301	(1.6%)		6,371	6,334	0.6%
Industrial	2,758	2,692	2.5%		7,982	7,789	2.5%
Other Energy Sales	12	13	(7.7%)		39	40	(2.5%)
Unbilled Sales	(102)	(25)	(308.0%)		(329)	(92)	(257.6%)

Total Regular Electric Sales	7,116	7,293	(2.4%)	0.0%	21,337	21,110	1.1%	1.3%

Special Sales	1,108	1,454	(23.8%)		4,216	4,079	3.4%

Total Electric Sales - Duke Energy Indiana	8,224	8,747	(6.0%)		25,553	25,189	1.4%

Average Number of Customers
Residential	689,562	685,461	0.6%		691,815	687,332	0.7%
General Service	100,428	100,369	0.1%		100,314	100,236	0.1%
Industrial	2,694	2,748	(2.0%)		2,711	2,729	(0.7%)
Other Energy	1,512	1,480	2.2%		1,505	1,467	2.6%

Total Regular Sales	794,196	790,058	0.5%		796,345	791,764	0.6%

Special Sales	6	6	0.0%		6	7	(14.3%)

Total Average Number of Customers - Duke Energy Indiana	794,202	790,064	0.5%		796,351	791,771	0.6%

Heating and Cooling Degree Days (3)
Actual
Heating Degree Days	88	39	125.6%		4,130	3,504	17.9%
Cooling Degree Days	507	729	(30.5%)		825	1,058	(22.0%)

Variance from Normal
Heating Degree Days	66.0%	(17.4%)	n/a		28.1%	6.8%	n/a
Cooling Degree Days	(36.6%)	(8.9%)	n/a		(28.9%)	(7.7%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Certain 2013 data has been recast to conform to the 2014 methodology which provides for consistency across all Regulated Utilities’ jurisdictions.

DUKE ENERGY CORPORTATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended September 30, 2014

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Midwest Generation Operations		Asset Sales		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$920	$—		$—		$—		$—		$—	$920
International Energy	80	—		—		—		—		—	80
Commercial Power	51	—		(68	)B	—		—		(68)	(17)

Total Reportable Segment Income	1,051	—		(68)		—		—		(68)	983
Other	(58)	(35	)A	(8	)B	9	D	—		(34)	(92)
Intercompany Eliminations	—	—		—		—		(3	)E	(3)	(3)

Total Reportable Segment Income and Other Net Expense	993	(35)		(76)		9		(3)		(105)	888
Discontinued Operations	—	—		76	B	—		310	C	386	386

Net Income (Loss) Attributable to Duke Energy Corporation	$993	$(35)		$—		$9		$307		$281	$1,274

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.40	$(0.05)		$—		$0.01		$0.44		$0.40	$1.80

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.40	$(0.05)		$—		$0.01		$0.44		$0.40	$1.80

A -	Net of $21 million tax benefit. $4 million recorded as a decrease in Operating Revenues, $51 million recorded in Operating Expenses and $1 million recorded within Interest Expense on the Condensed Consolidated Statements of Operations.
B -	Midwest Generation Operations reclassifies the operating results of the nonregulated Midwest generation business that had been classified as discontinued operations after adjustment for special items and economic hedges from discontinued operations to the Commercial Power segment (net of $32 million tax benefit) and Other segment (net of $10 million tax expense).
C -	Recorded in Income (loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations. Includes the adjustment to the impairment of the nonregulated Midwest generation business and the mark-to-market of economic hedges of the nonregulated Midwest generation business.
D -	Net of $5 million tax expense. Recorded in Other Income and Expenses on the Condensed Consolidated Statements of Operations.
E -	Reverses the impact on eliminations of classifying the nonregulated Midwest generation business as discontinued operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	707
Diluted	707

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Nine Months Ended September 30, 2014

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Asset Impairment		Midwest Generation Operations		Asset Sales		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$2,346	$—		$—		$—		$—		$—		$—		$—	$2,346
International Energy	356	—		—		—		—		—		—		—	356
Commercial Power	77	—		(59	)F	(82	)C	—		(6	)B	—		(147)	(70)

Total Reportable Segment Income	2,779	—		(59)		(82)		—		(6)		—		(147)	2,632
Other	(171)	(107	)A	—		—		9	E	—		—		(98)	(269)
Intercompany Eliminations	—	—		—		—		—		—		(7	)G	(7)	(7)

Total Reportable Segment Income and Other Net Expense	2,608	(107)		(59)		(82)		9		(6)		(7)		(252)	2,356
Discontinued Operations	—	—		—		82	C	—		—		(652	)D	(570)	(570)

Net Income (Loss) Attributable to Duke Energy Corporation	$2,608	$(107)		$(59)		$—		$9		$(6)		$(659)		$(822)	$1,786

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$3.69	$(0.15)		$(0.08)		$—		$0.01		$(0.01)		$(0.94)		$(1.17)	$2.52

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$3.69	$(0.15)		$(0.08)		$—		$0.01		$(0.01)		$(0.94)		$(1.17)	$2.52

A -	Net of $65 million tax benefit. $5 million recorded as a decrease in Operating Revenues, $165 million recorded within Operating Expenses and $2 million recorded within Interest Expense on the Condensed Consolidated Statements of Operations.
B -	Net of $3 million tax benefit. Recorded within Operating Revenues on the Condensed Consolidated Statements of Operations.
C -	Midwest Generation Operations reclassifies the operating results of the nonregulated Midwest generation business that had been classified as discontinued operations after adjustment for special items and economic hedges from discontinued operations to the Commercial Power segment (net of $51 million tax benefit).
D -	Recorded in Income (loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations. Includes the impairment of the nonregulated Midwest generation business and the mark-to-market of economic hedges of the nonregulated Midwest generation business.
E -	Net of $5 million tax expense. Recorded in Other Income and Expenses on the Condensed Consolidated Statements of Operations.
F -	Net of $35 million tax benefit. Recorded in impairment charges on the Condensed Consolidated Statements of Operations.
G -	Reverses the impact on eliminations of classifying the nonregulated Midwest generation business as discontinued operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	707
Diluted	707

*	Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment and also relate to existing derivative positions that may have tenors beyond the planned disposal date of the nonregulated Midwest generation business. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from adjusted earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. However, due to the divestiture of the nonregulated Midwest generation business as mentioned above, certain derivative positions have tenors beyond the planned disposal date of these assets. As such, management has excluded settlements of these derivative positions from adjusted diluted EPS as these realized gains and losses more closely relate to the loss on disposal of these assets. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended September 30, 2013

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Midwest Generation Operations		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$923	$—		$—		$—		$—	$923
International Energy	116	—		—		—		—	116
Commercial Power	15	—		(43	)B	—		(43)	(28)

Total Reportable Segment Income	1,054	—		(43)		—		(43)	1,011
Other	(21)	(54	)A	11	B	—		(43)	(64)
Intercompany Eliminations	—	—		—		(5	)D	(5)	(5)

Total Reportable Segment Income and Other Net Expense	1,033	(54)		(32)		(5)		(91)	942
Discontinued Operations	—	—		32	B	30	C	62	62

Net Income (Loss) Attributable to Duke Energy Corporation	$1,033	$(54)		$—		$25		$(29)	$1,004

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.46	$(0.08)		$—		$0.04		$(0.04)	$1.42

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.46	$(0.08)		$—		$0.04		$(0.04)	$1.42

A -	Net of $34 million tax benefit. $24 million recorded as an increase in Operating Revenues and $113 million recorded within Operating Expenses on the Condensed Consolidated Statements of Operations.
B -	Midwest Generation Operations reclassifies the operating results of the nonregulated Midwest generation business that had been classified as discontinued operations after adjustment for special items and economic hedges from discontinued operations to the Commercial Power segment (net of $17 million tax benefit) and Other segment (net of $8 million tax benefit).
C -	Recorded in Income (loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations. Includes the mark-to-market of economic hedges of the nonregulated Midwest generation business.
D -	Reverses the impact on eliminations of classifying the nonregulated Midwest generation business as discontinued operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	706
Diluted	706

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Nine Months Ended September 30, 2013

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Nuclear Development Charges		Litigation Reserve		Crystal River Unit 3 Impairment		Midwest Generation Operations		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$2,169	$—		$(57	)D	$—		$(180	)F	$—		$—		$(237)	$1,932
International Energy	300	—		—		—		—		—		—		—	300
Commercial Power	18	—		—		—		—		(72	)B	—		(72)	(54)

Total Reportable Segment Income	2,487	—		(57)		—		(180)		(72)		—		(309)	2,178
Other	(114)	(139	)A	—		(31	)E	—		6	B	—		(164)	(278)
Intercompany Eliminations	—	—		—		—		—		—		(10	)G	(10)	(10)

Total Reportable Segment Income and Other Net Expense	2,373	(139)		(57)		(31)		(180)		(66)		(10)		(483)	1,890
Discontinued Operations	—	—		—		—		—		66	B	21	C	87	87

Net Income (Loss) Attributable to Duke Energy Corporation	$2,373	$(139)		$(57)		$(31)		$(180)		$—		$11		$(396)	$1,977

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$3.36	$(0.20)		$(0.08)		$(0.04)		$(0.26)		$—		$0.01		$(0.57)	$2.79

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$3.36	$(0.20)		$(0.08)		$(0.04)		$(0.26)		$—		$0.01		$(0.57)	$2.79

A -	Net of $86 million tax benefit. $57 million recorded as an increase in Operating Revenues, $275 million recorded within Operating Expenses and $1 million recorded within Interest Expense on the Condensed Consolidated Statements of Operations.
B -	Midwest Generation Operations reclassifies the operating results of the nonregulated Midwest generation business that had been classified as discontinued operations after adjustment for special items and economic hedges from discontinued operations to the Commercial Power segment (net of $33 million tax benefit) and Other segment (net of $4 million tax benefit).
C -	Recorded in Income (loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations. Includes the mark-to-market of economic hedges of the nonregulated Midwest generation business.
D -	Net of $30 million tax benefit. Recorded in Impairment charges (Operating Expenses) on the Condensed Consolidated Statement of Operations.
E -	Net of $19 million tax benefit. Recorded in Operations, maintenance and other (Operating Expenses) on the Condensed Consolidated Statement of Operations.
F -	Net of $115 million tax benefit. Recorded in Impairment charges (Operating Expenses) on the Condensed Consolidated Statement of Operations.
G -	Reverses the impact on eliminations of classifying the nonregulated Midwest generation business as discontinued operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	706
Diluted	706

DUKE ENERGY CORPORATION

ADJUSTED EFFECTIVE TAX RECONCILIATION

Three and Nine Months Ended September 30, 2014

(Dollars in millions)

	Three Months Ended September 30, 2014			Nine Months Ended September 30, 2014
	Balance	Effective Tax Rate		Balance	Effective Tax Rate
Adjusted Earnings, Pre-Tax Income*	$1,491			$3,842
Costs-to-Achieve, Progress Energy Merger	(56)			(172)
Midwest Generation Operations	(98)			(133)
Asset Impairment	—			(94)
Economic Hedges (Mark-to-Market)	—			(9)
Asset Sales	14			14

Reported Income From Continuing Operations Before Income Taxes	$1,351			$3,448

Adjusted Tax Expense*	$498	33.5	%**	$1,230	32.0	%**
Costs-to-Achieve, Progress Energy Merger	(21)			(65)
Midwest Generation Operations	(22)			(51)
Asset Impairment	—			(35)
Economic Hedges (Mark-to-Market)	—			(3)
Asset Sales	5			5

Reported Income Tax Expense From Continuing Operations	$460	34.0%		$1,081	31.4%

*	Includes amounts attributable to noncontrolling interests
**	Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using a pre-tax earnings and income tax expense, both adjusted for the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment.

DUKE ENERGY CORPORATION

ADJUSTED EFFECTIVE TAX RECONCILIATION

Three and Nine Months Ended September 30, 2013

(Dollars in millions)

	Three Months Ended September 30, 2013			Nine Months Ended September 30, 2013
	Balance	Effective Tax Rate		Balance	Effective Tax Rate
Adjusted Earnings, Pre-Tax Income*	$1,514			$3,571
Crystal River Unit 3 Impairment	—			(295)
Costs-to-Achieve, Progress Energy Merger	(88)			(225)
Midwest Generation Operations	(57)			(103)
Nuclear Development Charges	—			(87)
Litigation Reserve	—			(50)

Reported Income From Continuing Operations Before Income Taxes	$1,369			$2,811

Adjusted Tax Expense*	$482	31.8	%**	$1,196	33.5	%**
Crystal River Unit 3 Impairment	—			(115)
Costs-to-Achieve, Progress Energy Merger	(34)			(86)
Midwest Generation Operations	(25)			(37)
Nuclear Development Charges	—			(30)
Litigation Reserve	—			(19)

Reported Income Tax Expense From Continuing Operations	$423	30.9%		$909	32.3%

*	Includes amounts attributable to noncontrolling interests
**	Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using a pre-tax earnings and income tax expense, both adjusted for the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment.